Exhibit 10.71
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is dated as of the 28th day of March, 2011, by and among, Dover Saddlery, Inc., a Delaware corporation (“Dover DE”), Dover Saddlery, Inc., a Massachusetts corporation, Smith Brothers, Inc., a Texas corporation, Dover Saddlery Retail, Inc., a Massachusetts corporation, Old Dominion Enterprises, Inc., a Virginia corporation and Dover Saddlery Direct, Inc., a Massachusetts corporation (hereinafter, each with Dover DE, individually a “Borrower”, and collectively the “Borrowers”) and RBS Citizens, National Association, a national banking association, with a principal place of business at 875 Elm Street, Manchester, New Hampshire 03101 (hereinafter the “Lender”);
WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated December 11, 2007 (as the same has been, is being, and may hereafter be amended, renewed, restated and/or replaced, the “Loan Agreement”) whereby, inter alia, the Borrowers borrowed from Lender up to Eighteen Million Dollars ($18,000,000.00) in the form of a revolving line of credit loan; and
WHEREAS, the parties wish to amend the Loan Agreement to, inter alia, modify the financial covenants, add an accordion feature to the line of credit loan, extend the maturity date of the revolving credit loan and add a term loan; and
NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties agree as follows:
1. DEFINITIONS.
Any capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
2. AMENDMENTS.
2.1 The first “WHEREAS” on page 1 is hereby deleted.
2.2 The following amendments will be made to Section 1 of the Loan Agreement, Definitions:
a. Replace the language contained in the parentheses at the end of the definition of Current Liabilities with the following:
“(whether or not due within twelve (12) months and whether or not classified as a current liability in accordance with generally accepted accounting principles)”

b. The definition of “EBITDA” is hereby amended and restated in its entirety to read as follows:
“ “EBITDA” means earnings before interest, taxes, depreciation, amortization and other non-cash charges including goodwill impairment calculated in accordance with generally accepted accounting principles, consistently applied”
c. The definition of “Loan” is hereby amended and restated in its entirety to read as follows:
“ “Loan” means the Term Loan and the Revolving Credit Loan”
d. The definition of Loan Documents is hereby amended by replacing “Note” with “Revolving Credit Note and Term Note”.
e. The definition of Maturity Date is hereby amended and restated in its entirety to read as follows:
“ “Maturity Date” means April 30, 2013”
f. The definition of “Note” is hereby amended and restated in its entirety to read as follows:
“ “Note” means either or both of the Revolving Credit Note and/or the Term Note.”
g. The definition of “Obligations” is amended by adding, at the end of the second sentence, the following: “and/or pursuant to any Hedging Contracts”.
h. Add the following new definitions:
“ “Acquisition” means any acquisition of all or any portion of the business of a third party, whether such acquisition is an acquisition of the assets of the business or the acquisition of the ownership interests of the owners of such business.
“ “Excess Cash Flow” means EBITDA minus (i) cash interest paid on Indebtedness, (ii) cash taxes paid, (iii) payments of principal scheduled to be paid or paid (whichever is greater), and (iv) Acquisitions and CAPEX permitted under Section 8.2 of the Loan Agreement.
“Revolving Credit Loan” means the working capital line of credit loan described in Section 3 below.
“Revolving Credit Note” means the revolving credit note from Borrowers to Lender dated December 11, 2007 in the original principal amount of up to Eighteen Million Dollars ($18,000,000.), currently in the amount of Thirteen Million Dollars ($13,000,000.00), as the same may be amended, renewed, restated and/or replaced from time to time.

“Tangible Assets” means, for any period, all current assets, fixed assets and other tangible assets of Borrowers (net of all reserves and allowances) computed in accordance with generally accepted accounting principles applied in a fashion consistent with the principles utilized to prepare the most recent audited financial statements of Borrowers delivered to Lender, but exclusive of all intangible assets, including, but not limited to, goodwill, leasehold improvements (net of accumulated depreciation), patents, trade names, trade secrets, trademarks and the like and excluding loans to/from Affiliates.
“Tangible Net Worth” means Tangible Assets minus Indebtedness.
“Term Loan” means the term loan described in Section 3.A below.
“Term Note” means the term promissory note from Borrowers to Lender of even date herewith in the original principal amount of up to Five Million Five Hundred Thousand Dollars ($5,500,000.00), as the same may be amended, renewed, restated and/or replaced from time to time.”
2.3 Section 3 is hereby amended by (a) replacing “Note” with “Revolving Credit Note” wherever it appears and (b) replacing “Loan” with “Revolving Credit Loan” wherever it appears.
2.4 Section 3.1. Section 3.1 is hereby amended and restated in its entirety to read as follows:
“3.1 Lender hereby establishes, for a period commencing the date hereof and expiring on the Maturity Date, a revolving line of credit in Borrowers’ favor in the amount of Thirteen Million Dollars ($13,000,000.00). Borrower shall have the right, annually, on or before each review date (April 30) to request Lender to increase the Revolving Credit Loan in One Million Dollar ($1,000,000.00) increments up to Twenty Million Dollars ($20,000,000.00). If the request is granted by Lender (which shall be at Lender’s sole and absolute discretion and may be denied whether or not Borrowers are in full compliance with their obligations under the Loan Documents), the increase shall be effective on such annual review date (April 30) and the terms and conditions of the increased revolving credit shall be the same except that (a) Lender and Borrower shall amend the Revolving Credit Note to reflect the increased principal amount and (b) Borrower shall pay, at the time of the approval by Lender of the request, an accordion fee equal to 0.10% of the increased amount per annum plus an administrative fee of $1,000 for each increase. For example, if the approved increase is $5,000,000.00, the accordion fee is $1,000 plus $5,000 per annum. As used in this Section 3, “Borrowers’ Availability” means an amount equal to the revolving line of credit approved by Lender, reduced by the face amount of any Letters of Credit issued by the Lender and/or its Affiliates. All advances made by Lender under the Revolving Credit Loan, shall be payable as provided in the Revolving Credit Note which is incorporated hereby by reference;”

2.5 Add the following new Section 3.10:
“3.10 Borrower shall pay an annual origination fee for the Revolving Credit Loan equal to 0.10% of the maximum principal amount of the Revolving Credit Loan.” In the event the Revolving Credit Loan is increased pursuant to the accordion feature described in 3.1 above, Borrower will not be required to pay an additional annual origination fee for the portion of the Revolving Credit Loan which was added during the first year it was added. For example, if on April 30, 2013, the Lender renews the Thirteen Million Dollar ($13,000,000.00) Revolving Line of Credit Loan and approves an accordion increase in the amount of Five Million Dollars ($5,000,000.00), Borrower will pay Lender an origination fee equal to Thirteen Thousand Dollars ($13,000.00), an accordion fee equal to Five Thousand Dollars ($5,000.00) and an administrative fee equal to One Thousand Dollars ($1,000.00). If Lender renews the Eighteen Million Dollar ($18,000,000.00) Revolving Line of Credit Loan on April 30, 2014, Borrower will pay an origination fee equal to Eighteen Thousand Dollars ($18,000.00).”
2.6 Add the following new Section 3.11:
“3.11 It is the Lender’s expectation that, on or before the next review date (April 30, 2012), Borrower will obtain a landlord consent and waiver, in form and substance satisfactory to Lender, for the warehouse facility located at 525 Great Road, Littleton, Massachusetts.”
2.7 Add the following new Section 3.A:
“3.A.1 Lender hereby establishes, a term loan in Borrowers’ favor in the amount of Five Million Five Hundred Thousand Dollars ($5,500,000.00). There shall be two (2) advances under the Term Loan; one in the amount of Three Million Nine Hundred Thousand Dollars ($3,900,000.00) (“Advance 1”) and the second in the amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (“Advance 2”). Borrowers must enter into a Hedging Contract with respect to Advance 1. All advances made by Lender under the Loan, shall be payable as provided in the Term Note which is incorporated hereby by reference;
3.A.2 Prior to the making of any advance under the Term Loan, Borrowers shall have satisfied the requirements set forth in Section 9 of the Loan Agreement and Section 3.A of this Amendment. At the time of each advance made under or pursuant to this Agreement, Borrowers shall immediately become indebted to Lender for the amount thereof. Borrowers agree to indemnify and hold Lender harmless for any action, loss or expense taken or incurred by Lender in reliance upon any telephone request for an advance under the Loan, which Lender in good faith believes to have been made by a duly authorized representative of Borrowers. Each request for an advance under the Loan shall constitute a confirmation by Borrowers that all representations, warranties and covenants contained in any of the Loan Documents remain true and correct as though made at the time of the proposed borrowing;
3.A.3 An account shall be opened on the books of Lender (hereinafter the “Term Loan Account”), in which account a record shall be kept of the advances made by Lender to Borrowers under or pursuant to the Term Loan, and all payments made by or on behalf of Borrowers with respect to the Term Loan;
3.A.4 Lender may also keep a record (either in the Term Loan Account or elsewhere, as Lender may from time to time elect) of all interest, service charges, costs, expenses and other debits owed Lender on account of the Term Loan contemplated hereby and of all credits against such amounts so owed;

3.A.5 All credits against Borrowers’ indebtedness indicated in the Term Loan Account shall be conditional upon final payment to Lender of the items giving rise to such credits. The amount of any item credited against the Term Loan Account which is not so paid or which is charged back against Lender for any reason may be charged as a debit to the Term Loan Account, may be charged back against any deposit account maintained by Borrowers with Lender, and shall be an obligation, in each instance whether or not the item so charged back or not so paid is returned; and
3.A.6 Any statement rendered by Lender to Borrowers shall be considered correct and accepted by Borrowers, and shall be conclusively binding upon Borrowers unless Borrowers provide Lender written objection thereto within ninety (90) business days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection.”
3.A.7 Borrower will pay Lender an origination fee equal to seventy five (75) basis points ($41,250.00).
2.8 Schedule 6.11 (all real estate owned or leased by Borrower) is replaced in its entirety with the Schedule 6.11 attached hereto.
2.9 Schedule 6.12 (all Proprietary Rights) is hereby replaced in its entirety with the Schedule 6.12 attached hereto.
2.10 Section 7.9. Section 7.9 is hereby amended and restated in its entirety to read as follows:
“7.9 Borrowers shall, on a consolidated basis, observe the following financial covenants as and when tested hereunder:
7.9.1 maintain a ratio of Funded Debt to EBITDA of not more than the following, which shall be tested and measured quarterly on a trailing four (4) quarter basis:
•	2.75:1.00 commencing with the measurement on March 31, 2011;
•	2.50:1.00 commencing with the measurement on December 31, 2013;
•	2.25:1.00 commencing with the measurement on December 31, 2014;
•	2.00:1.00 commencing with the measurement on December 31, 2015 and, thereafter, continuing to lower said ratio by 0.25 at each fiscal year end.”
For purposes of this covenant, Funded Debt shall exclude debt incurred under Hedging Contracts.
7.9.2 Intentionally Deleted.
7.9.3 maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00, which shall be tested and measured quarterly on a trailing four (4) quarter basis.

7.9.4 maintain a ratio of Current Assets to Current Liabilities of not less than 1.20:1.00, which shall be tested and measured quarterly.
7.9.5 Intentionally Deleted.
7.9.6 maintain a ratio of Indebtedness to Tangible Net Worth of no more than 2.00 to 1.00, measured quarterly. For purposes of this covenant Indebtedness shall exclude Hedging Contracts.”
2.11 Add the following new affirmative covenant as new Section 7.17:
“7.17 Borrowers will use best efforts to obtain landlord consents and waivers, in form and substance satisfactory to Lender, in all retail locations described in Schedule 6.11. Lender acknowledges that it has a consent for the Virginia store.”
2.12 Add the following negative covenant as new Section 8.13:
“8.13 Borrower shall not add any additional retail stores or cause to be placed any Collateral anywhere other than the locations shown on Schedule 6.11 unless Borrower (a) amends its Collateral Assignment of Leasehold Rights to add said location, (b) provides Lender with a landlord waiver and consent in form and substance reasonably satisfactory to Lender, (c) provides Lender with a copy of the lease for such location.”
2.13 Section 7.16. The last sentence of Section 7.16 is hereby amended and restated in its entirety to read as follows:
“In addition, Borrowers shall pay Lender an unused line fee equal to the daily unused amount of the Revolving Credit Loan billed quarterly in arrears. The fee shall be in the amount shown on the chart below:

Ratio Total Funded Debt to EBITDA	UNUSED FEE

greater than 2.75 to 1.00	0.25%
equal to or less than 2.75 to 1.00 but greater than 2.25 to 1.00	0.25%
equal to or less than 2.25 to 1.00 but greater than 1.50 to 1.00	0.20%
equal to or less than 1.50 to 1.00	0.20%”
2.14 Amend Section 8.2 by (a) changing “acquisitions” in line 5 to “Acquisitions” and (b) replacing subsections (i) — (iv) inclusive in their entirety with the following:
“(i)	Two Million Dollars ($2,000,000.00) in calendar year 2011

(ii)	Three Million One Hundred Thousand Dollars ($3,100,000.00) in calendar year 2012

(iii)	Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) in calendar year 2013

(iv)	Three Million Two Hundred Seventy Five Thousand Dollars in calendar year 2014 ($3,275,000.00)

(v)	One Million Three Hundred Seventy Five Thousand Dollars in calendar year 2015 (1,375,000.00)

(vi)	Two Million Four Hundred Thousand Dollars ($2,400,000.00) in calendar year 2016

(vii)	Two Million Four Hundred Thousand Dollars ($2,400,000.00) in calendar year 2017
2.15 Section 10.1 shall be amended by replacing “on the Note” with “on either Note.”
3. CONDITIONS TO AMENDMENT.
This Amendment is subject to the condition (in addition to all requirements of the Loan Agreement and all other Loan Documents, as they may be amended) that each of the following shall have been delivered or performed to the satisfaction of Lender:
3.1 Execution and/or delivery of those matters required to be furnished on the Closing Agenda attached hereto as Exhibit A.
3.2 Payment of an origination fee to Lender for the extension of the Revolving Line of Credit Loan through April 30, 2013 in the amount of Thirteen Thousand Dollars ($13,000.00) and an origination fee for the Term Note equal to Forty One Thousand Two Hundred Fifty Dollars ($41,250.00) [75 basis points].
3.3 Borrowers will pay all of Lender’s costs and expenses incurred in preparation of this Amendment and the documents and instruments executed herewith.
4. RATIFICATION.
In all other respects, the Loan Agreement remains in full force and effect, and Borrowers agree to be bound thereby. Except as specifically amended herein, the terms and conditions of the Loan Agreement shall remain in full force and effect. Borrowers confirm and agree that the amendments contained herein shall in no way be construed as an obligation on the part of Lender to further amend or extend the Loan Agreement or any other Loan Documents. This Amendment is not a novation.
5. REAFFIRMATION.
Borrowers reaffirm each and every representation and warranty made by them in the Loan Agreement. Borrowers and Lender hereby agree and confirm that Borrowers have prior to this Amendment delivered to Lender the information and disclosures in accordance with the reporting requirements of the Loan Agreement.
6. AUTHORITY.
Borrowers warrant that it has full power and authority, and has taken all necessary corporate and other action and procured all necessary consents to execute and deliver this Amendment and perform its obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on their behalf by the persons signing below who are thereunto duly authorized, as of the day and year first above-written.

BORROWERS:

DOVER SADDLERY, INC.
(a Delaware Corporation)

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

DOVER SADDLERY, INC.
(a Massachusetts Corporation)

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

SMITH BROTHERS, INC.

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

DOVER SADDLERY RETAIL, INC.

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

OLD DOMINION ENTERPRISES, INC.

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

DOVER SADDLERY DIRECT, INC.

/s/ John M. Sullivan Witness	By:	/s/ Stephen L. Day Stephen L. Day
Title:

LENDER:

RBS CITIZENS, NATIONAL ASSOCIATION

/s/ Susan A. Manchester Witness	By:	/s/ Gary Hatfield Gary Hatfield
Title:

SCHEDULE 6.11
Locations of Collateral
595 Washington Street, Wellesley, Norfolk County, Massachusetts 02482
683 Yorklyn Road, Hockessin, New Castle County, Delaware 19707
16 Atkinson Depot Road, Plaistow, Rockingham County, New Hampshire 03865
1041 Maryland Route 2 N, Gambrillis, Anne Arundel County, Maryland 21054
10 Fila Way, Sparks, Baltimore County, Maryland 21152
43717 John Mosby Highway, Chantilly, Fairfax County, Virginia 20152
242 Zan Road, Seminole Square, Charlottesville, Albemarle County, Virginia 22901
484 Maury River Road, Lexington, Rockbridge County, Virginia 24450
7529 Campbell Road, Dallas County, Dallas, Texas 75248
2541 White Mountain Highway, North Conway, Carroll County, New Hampshire
525 Great Road, Littleton, Massachusetts 01460
4127 Mesa Drive, Denton, Denton County, Texas 76207
3150 U.S. Highway 22, Suite #8, Branchburg, NJ 08876
670 North Main Street, Suite 112, Alpharetta, GA 30009
1340 B Ten Rod Road, North Kingstown, RI 02852
1120 South, Twenty Mile Road, Parker, CO 80134

SCHEDULE 6.12
Intellectual Property Schedule
Trademark Registrations

				Status of
				Section	Current
		Registration	Date of	8/15	Renewal
Mark	Jurisdiction	or Serial No.	Registration	Filings	Date	Goods
The Source	United States	26619525	12/17/2002	n/a (filed in 2008)	12/17/2012	Retail store and mail order services

Professional Horseman Supply	United States	28526694	6/15/2004	n/a (filed in 2010)	6/15/2014	Retail store services, mail and Internet order services

Riding Sport	United States	3008491	10/25/2005	10/25/2011	10/25/2015	Clothing

Open Range	United States	3,169,751	11/7/2006	11/7/2012	11/7/2016	Equestrian Products

Dover Saddlery	United States	2,619,416	9/17/2002	n/a (filed in 2008)	9/17/2012	Retail store featuring equestrian related products

Smith Brothers	United States	3,312,648	10/16/2007	10/16/2013	10/17/2017	Retail store featuring equestrian related products

SB Smith Brothers	United States	3,246,536	5/29/2007	5/29/2013	5/29/2017	Retail store featuring equestrian related products

SB Smith Brothers	United States	2,392,982	10/10/2000	Done (2006)	10/10/2001 10/10/2020	Horse related equipment and supplies

Smith Brothers	United States	3,312,648	10/16/2007	10/16/2013	10/16/2017	Lariat ropes and piggin strings

Dover Saddlery	Japan	5,037,161	3/10/2007	n/a	3/30/2017	Retail store featuring equestrian related products

Dover Saddlery	Europe	2,873,537	9/25/2002	n/a	9/25/2012	Retail store featuring equestrian related products

Trademark Applications

				Status of	Current
		Registration	Date of	Section 8/15	Renewal
Mark	Jurisdiction	or Serial No.	Registration	Filings	Date	Goods
Wylde Abandoned	United States	78/785,715	Pending	n/a	n/a	Equestrian products

Rider’s International	United States	77/218,698 3,388,431	Registered	2/26/2014	2/26/2018	Equestrian products, namely, saddles

The Circuit	United States	77/279,381 3,434,919	Registered	5/27/2014	5/27/2018	Leather goods and clothing

Riding Sport	United States	77/211,849 3,582,163	Registered	3/3/2015	3/3/2019	Equestrian goods, namely breeches and clothing
Copyright Registrations

Current
		Registration	Date of	Renewal
Mark	Jurisdiction	or Serial No.	Registration	Date	Goods
Dover Saddlery 1998-1999 Catalog, The Source	United States	TX 5-123-079	January 3, 2000	n/a/	Dover Saddlery 1998-1999 Catalog, The Source

Smith Brothers Catalog P62B-2004 Barrel Racer’s Edition	United States	TX-6 014-324	July 8, 2004	n/a	Smith Brothers Catalog — P62B-2004 Barrel Racer’s Edition

Smith Brothers Catalog P62R-2004 Ropin Edition	United States	TX-6 014-325	July 8, 2004	n/a	Smith Brothers Catalog — P62R-2004 Ropin Edition

Smith Brothers Catalog P62S-2004 Western Show Edition	United States	TX-6 010-183	July 7, 2004	n/a	Smith Brothers Catalog — P62S-2004 Western Show Edition

Smith Brothers Catalog P62G-2004 Summer Sale	United States	TX 6 010-184	July 7, 2004	n/a	Smith Brothers Catalog — P62G — 2004 Summer Sale

Inventions
Dover Saddlery, Inc. owns all rights to an invention entitled “STORE OPTIMIZATION MODEL” which may be patentable.
License Agreement
License Agreement by and between Saddlery, Inc. and Weatherbeeta PTY LTD, an Australian Corporation, for the trademarks “Millers” and “Miller’s Harness” as follows:
U.S. Registration No. 1,087,381
U.S. Registration No. 1,608,811
U.S. Registration No. 0,885,095
Canadian Registration No. 240,890
Mexican Registration No. 504,551
Brazilian Registration No. 816641200
Brazilian Registration No. 816641196
Brazilian Registration No. 817201564 (pending); and
Brazilian Registration No. 817201572